QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.36

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

        THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of December 14, 2005 and amends in certain respects that Amended and Restated Credit Agreement, dated as of June 29, 2004, by and among WILLIS LEASE FINANCE CORPORATION, a Delaware corporation (the "Borrower"), each of the financial institutions that is, or pursuant to the terms thereof may become, a party as a Bank thereto (collectively, the "Banks"), NATIONAL CITY BANK, as Administrative Agent for the Banks (the "Administrative Agent"), and FORTIS BANK (NEDERLAND) N.V., as Structuring Agent and Security Agent for the Banks, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of September 24, 2004, that certain Second Amendment to Amended and Restated Credit Agreement, dated as of December 9, 2004, and that certain Third Amendment to Amended and Restated Credit Agreement and Waiver, dated as of November 11, 2005 (as so amended, the "Credit Agreement").

W I T N E S S E T H:

        WHEREAS, pursuant to that certain Memorandum dated August 26, 2005 and in connection with the matters described in that certain Memorandum dated December 12, 2005 (collectively, the "Amendment Request"), the Borrower has requested that the Agents and the Banks agree to certain amendments to the Credit Agreement; and

        WHEREAS, the Administrative Agent and the Banks are willing to agree to such amendments, but only on and subject to the terms and conditions hereinafter set forth;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.    Defined Terms.    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

        2.    Credit Agreement Amendments.    Subject to the satisfaction of the conditions set forth in Section 3 hereof, effective as of the date hereof, the Credit Agreement is hereby amended as follows:

        (a)   Section 1.1 is hereby amended as follows:

            (i)  The definition of "Debt" in Section 1.1 is hereby amended to add the following immediately before the semi-colon at the end of subclause (v) thereof:

  ", including without limitation, recourse obligations with respect to Special Purpose Financing Vehicles and the recourse portion of Partial Recourse Debt"

  and to add the following proviso at the end of such definition:

  "provided, however, that Debt of the Borrower and its Subsidiaries shall not include (to the extent otherwise included in this definition) fifty (50%) percent of the outstanding principal amount of Debt of WOLF, subject to the conditions that (a) such Debt shall be Non-Recourse Debt and (y) the Borrower WOLF Interest shall not exceed fifty (50%) percent of the issued and outstanding membership interests in WOLF.

           (ii)  The definition of "EBIT" in Section 1.1 is hereby amended and restated in its entirety to read as follows:

          "EBIT' shall mean the sum of (i) Net Income (less Net Income attributable to the Oasis WOLF Interest) less any extraordinary gain and plus any extraordinary loss taken into account in the calculation thereof, and in any event without taking into account gains or losses resulting from changes in the fair value of derivative instruments (within the meaning of Statement of Financial Accounting Standards No. 133), plus (ii) amounts deducted for interest expense (less interest expense attributable to the Oasis WOLF Interest), income taxes and dividends declared and paid on the Preferred Stock."

          (iii)  The definition of "Interest Coverage Ratio" in Section 1.1 is hereby amended and restated to read in its entirety as follows:

          "'Interest Coverage Ratio' shall mean the ratio of (x) EBIT of the Willis Companies plus rent expenses of the Willis Companies to (y) interest expense of the Willis Companies (less interest expense attributable to the Oasis WOLF Interest) plus rent expense of the Willis Companies plus dividends declared and paid on the Preferred Stock."

          (iv)  The definition of "Majority Banks" in Section 1.1 is hereby amended by replacing the number "50%" with "66?%".

           (v)  The definition of "WEF Funding Facility" in Section 1.1 is hereby amended and restated to read in its entirety as follows:

          "WEF Funding Facility' shall mean the transactions contemplated by (i) that certain Indenture dated as of August 9, 2005 by and between WEST and Deutsche Bank Trust Company Americas, as indenture trustee, as supplemented by (ii) that certain Series A1 Supplement, Series B1 Supplement, Series A2 Supplement, Series B2 Supplement, each dated as of August 9, 2005, (iii) that certain Series A1 Note Purchase Agreement, among the Borrower, WEST and UBS Securities, LLC ("UBS Securities"), Series B1 Note Purchase Agreement among the Borrower, WEST, Fortis Securities LLC ("Fortis Securities") and HSH Nordbank A.G. ("HSH"), Series A2 Note Purchase Agreement among the Borrower, WEST, Fortis Securities and HSH, and Series B2 Note Purchase Agreement among the Borrower, WEST, Fortis Securities and HSH, each dated as of August 9, 2005, (iv) that certain Asset Transfer Agreement dated as of August 9, 2005 among the Borrower, WEST and WEF (the "Contribution Agreement"), (v) that certain Servicing Agreement dated as of August 9, 2005 among the Borrower, WEST, WEF and the subsidiaries of WEF party thereto and (vi) certain other documents and agreements ancillary thereto; in each of cases (i), (ii), (iii), (iv), (v) and (vi), as amended, waived, restated and supplemented from time to time (including without limitation any such amendments, waivers, restatements and supplements effective on or prior to the date hereof), copies of which shall be promptly provided to the Administrative Agent and the Security Agent."

          (vi)  The definition of "WEST" is hereby amended and restated to read in its entirety as follows:

          "WEST' shall mean Willis Engine Securitization Trust, a Delaware statutory trust, which is the sole member of WEF, and a wholly-owned Subsidiary of the Borrower."

        (b)   Section 1.1 is further amended to add the following new definitions to be inserted in the correct alphabetical order:

          "'Borrower WOLF Interest' shall mean the membership interests in WOLF owned, directly or indirectly, and beneficially or of record, by the Borrower and its Subsidiaries."

          'Non-Recourse Debt' shall mean Debt of any Person for which the remedy for nonpayment or non-performance of any obligation or any default (other than for breach of standard representations and warranties or misapplication of funds) in respect thereof is limited to any collateral securing such Debt and in respect of which the Borrower is not subject to any personal liability.

          'Oasis'—Oasis International Leasing (USA), Inc., a Washington corporation.

          'Oasis WOLF Interest' shall mean the membership interests in WOLF owned, directly or indirectly and beneficially or of record, by Oasis and its Subsidiaries.

          'Partial Recourse Debt' shall mean Debt of any Person a portion of which (but in no event less than eighty (85%) percent of the principal amount thereof) shall constitute Non-Recourse Indebtedness.

          'Preferred Stock' shall mean the Preferred Stock of the Borrower in aggregate face amount of not more than forty-six ($46,000,000) million Dollars, the terms and conditions of which shall have been approved in writing by the Administrative Agent and the Security Agent.

          'Unrestricted Availability' shall mean, as of any date of determination, the sum of (i) cash, (ii) cash-equivalents (within the meaning of GAAP and as set forth on the balance sheet of the Borrower prepared in accordance with GAAP) with remaining maturities of not more than three (3) months and (iii) the excess of (a) the lesser of the Aggregate Revolving Loan Commitment and (b) the then current Asset Base (as stated in the most recent Asset Base Certificate and provided the same is then available to be borrowed against under this Agreement) over the aggregate outstanding principal amount of the Loans.

          'US Bank Engines' shall mean CFM56-2C1 Engines S/Ns 692620 and 692545 financed by U.S. Bank National Association the principal amount of Debt in respect of which shall not exceed $3.3 million.

          'WOLF' shall mean WOLF A340 LLC, a Delaware limited liability company, the members of which are Oasis and/or its Subsidiaries and the Borrower and/or its Subsidiaries."

        (c)   Section 1.1 is further amended to delete the definitions of "WEF Guaranty" and "Other Indebtedness."

        (d)   Section 5.9 is hereby amended to delete the reference therein to "Servicer Event of Default" and to substitute in lieu thereof "Early Amortization Event or Servicer Termination Event."

        (e)   Section 6.3 is hereby amended to add a period after the words "unreasonably withheld" and to delete the remainder of such section.

        (f)    Section 6.9 is hereby amended and restated in its entirety to read as follows:

          "6.9 Indebtedness. Unless approved in writing by the Majority Banks, the Borrower shall not, and shall not permit its Restricted Subsidiaries to, create, enter into, or allow to exist any Debt other than (a) obligations incurred under this Agreement; (b) Debt, not to exceed in the aggregate $200,000,000; provided that, with respect to such Debt: (i) the Borrower shall have completed the offering of at least thirty-six million ($36,000,000) Dollars of Preferred Stock, (ii) the proceeds of such Debt shall be used solely for the purpose of financing Engines which do not constitute part of the Asset Base; (iii) such Debt shall be Non-Recourse Indebtedness, (iv) the collateral securing such Debt shall be held by a Special Purpose Financing Vehicle; (v) the Engines financed with the proceeds of such Debt shall be subject to Section 6.13 hereof and (vi) the final maturity shall be no less than the final maturity of this Credit Facility and average life shall be no less than the remaining average life of this Credit Facility; and (c) Debt, not to exceed $55,000,000 in the aggregate; provided, that, except for Debt incurred in connection with the purchase of aviation assets which do not constitute part of the Asset Base and that are secured solely by such assets, the Borrower shall not incur any Debt relating to the financing or refinancing of Eligible Engines except for Eligible Engines which Borrower is unable to finance under this Agreement (subject to Section 6.13) and except for the US Bank Engines and (iii) except in the case of Debt which is purchase money financing, the final maturity shall be no less than the final maturity of this Credit Facility and average life shall be no less than the remaining average life of this Credit Facility."

        (g)   Section 6.10(a) (Restricted Payments) is hereby amended and restated to read in its entirety as follows:

          "(a) declare, pay or set aside for payment or make any redemptions, repurchases, dividends or distributions of any kind with respect to its capital stock; provided? however, that the Borrower shall be permitted to declare and pay dividends on shares of its Preferred Stock if no Potential Default or Event of Default exists prior to or after giving effect to such declaration, payment or reserve for payment;"

        (h)   Section 6.11 is hereby amended to delete the words "Other than as contemplated by the WEF Funding Facility," and to capitalize the word "enter."

        (i)    Section 6.12 is hereby amended and restated to read in its entirety as follows:

          "Investments in Subsidiaries. Except for Borrower's investment in WEST, make or maintain any Investments (b) in Unrestricted Subsidiaries which exceed in the aggregate 15% of Net Worth of the Borrower or (b) Subsidiaries which are liable in respect of, or party to, any Debt facilities permitted under Section 6.9(a) which exceed the lesser of (x) one hundred and twenty-five (125%) percent of the net proceeds to the Borrower of the issuance of its Preferred Stock or (y) twenty-five (25%) percent of the maximum principal amount of such Debt facility.

        (j)    A new Section 7.7 is hereby added to the Credit Agreement to read in its entirety as follows:

          "7.7 Unrestricted Availability. The Borrower shall at all times have Unrestricted Availability of not less than $10,000,000."

        (k)   Section 8.1(b) is hereby amended to delete the reference therein to "7.6" and to substitute in lieu thereof "7.7."

        (l)    Section 8.1(e) is hereby amended to add immediately after the words "to become due and payable prior to the date on which it would otherwise be due and payable" the following:

  ", or to permit such holders or trustee to terminate the Borrower or any Subsidiary thereof as servicer or manager in respect of such Debt or the assets secured thereby;"

        (m)  Section 8.1(j) is hereby amended and restated to read in its entirety as follows:

          "WEF Funding Facility. An "Event of Default or" "Servicer Termination Event" (as such terms are defined in the WEF Funding Facility) shall have occurred under the WEF Funding Facility."

        (n)   A new Section 11.22 is hereby added to the Credit Agreement which shall read in its entirety as follows:

          "11.22 Other Credit Facilities. In the event that the agreements governing the terms of any Debt incurred by the Borrower under Section 6.9(b) or (c) hereof (the "Other Credit Facility") (i) contain initial advance rates, covenants, representations and warranties or events of default that are more restrictive or onerous on the Borrower than those covenants, representations and warranties or events of default contained in this Agreement or (ii) provide for, or permit the exercise of, remedies upon the occurrence of an event of default thereunder (including, without limitation, any direct or indirect acceleration of the obligations of the Borrower thereunder) which are not provided for in, or permitted to be exercised under or in respect of, this Agreement (each such covenant, event of default and provision described in the preceding clauses (i) and (ii) being herein called a "More Favorable Provision"), then prior to or simultaneously with the Borrower entering into or becoming bound by any of the documentation pertaining to the Other Credit Facility or any amendment, modification or supplement thereto containing a More Favorable Provision, the Borrower shall execute and deliver to the Agents and the Banks a binding agreement and such other documents and instruments as the Agents shall reasonably request, in each case satisfactory in form and substance to the Agents, which modify the provisions of this Agreement so as to give the Agents and the Banks the benefit of each More Favorable Provision (during the period such Other Credit Facility is outstanding). If the Borrower shall fail to provide the Agent and the Banks with such amendment, it is agreed that the More Favorable Provision shall be deemed to be incorporated into this Agreement and the Agents and the Banks shall be entitled to all of the rights and benefits of the More Favorable Provision as if such More Favorable Provision was incorporated into this Agreement as of the date hereof."

        (o)   All references in the Credit Agreement to "Willis Engine Funding LLC" are hereby deleted and "WEST" is hereby substituted in lieu thereof.

        (p)   Schedule 1 to the Credit Agreement is deleted in its entirety and Schedule 1 to this Amendment is hereby substituted in lieu thereof. The Banks hereby consent to the liquidation and dissolution, or merger with and into the Borrower, of the following wholly-owned Subsidiaries of the Borrower: T-11, Inc. and Terandon Leasing Corporation.

        3.    Effectiveness.    This Amendment shall be effective upon the fulfillment (to the satisfaction of the Administrative Agent) of each of the following conditions precedent:

        (a)   Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, the Administrative Agent and the Banks;

        (b)   Receipt by the Administrative Agent and the Security Agent of the documents constituting the WEF Funding Facility; and

        (c)   Receipt by the Administrative Agent of such other instruments, agreements and documents as it shall reasonably require in connection with this Amendment and the matters referred to above.

        For purposes of determining compliance with the conditions specified in this Section 3, unless the Administrative Agent is expressly notified in writing to the contrary, each Bank that has executed this Amendment and Waiver shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent, or made available for inspection, by the Borrower or the Administrative Agent for consent, approval, acceptance or satisfaction pursuant to this Amendment.

        4.    Representations and Warranties.    The Borrower represents and warrants as follows:

        (a)   The making and performance of the Amendment are within its power and authority and have been duly authorized by all necessary corporate action and do not and under present law will not require any consent or approval not obtained of any of its shareholders, or any other Person (including, without limitation, any Governmental Authority), do not and under present law will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, do not violate any provision of its charter or by-laws, do not and will not result in any breach of any material agreement, lease or instrument to which it is a party, by which it is bound or to which any of its assets are or may be subject, and do not and will not give rise to any Lien upon any of its assets except the Lien in favor of the Security Agent contemplated under the Loan Documents.

        (b)   This Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms.

        (c)   No Event of Default or Potential Default has occurred and is continuing, or, after giving effect to this Amendment, shall exist.

        (d)   All representations and warranties set forth in the Loan Documents are true and correct as if made on and as of the date hereof, except in each case for representations and warranties which by their terms are expressly applicable to an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date.

        (e)   The information set forth in the Amendment Request is true and complete in all respects as of the date hereof.

        (f)    The Borrower has provided the Agent with true and complete copies of the principal agreements constituting the WEF Funding Facility. Such agreements are described in clauses (i) through (v) of the definition of "WEF Funding Facility."

        (g)   T-11, Inc. and Terandon Leasing Corporation are inactive corporations with no assets and no liabilities (other than obligations under the Guaranty).

        5.    Limitation of Amendment.    This Amendment shall be limited precisely as written and shall not be deemed (a) to be an amendment, waiver or modification of any other term or condition of the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to in any such document or a waiver of any Event of Default or Potential Default under the Credit Agreement, whether or not known to the Agents or any of the Banks or (b) to prejudice any other right or rights that the Agents or the Banks may now or in the future have under or in connection with the Credit Agreement, the Notes, any other Loan Document or any of the instruments or agreements referred to in any such document.

        6.    Reference to and Effect on Loan Documents.    On and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document within the definition thereof in the Credit Agreement.

        7.    Reaffirmation of Security Interest.    The Borrower hereby reaffirms as of the date hereof each and every security interest and Lien granted in favor of the Security Agent and the Banks under the Loan Documents, and agrees and acknowledges that such security interests and Liens shall continue from and after the date hereof and shall remain in full force and effect from and after the date hereof, in each case after giving effect to the Credit Agreement as amended by this Amendment, and the obligations secured thereby and thereunder shall include the Borrower's obligations under the Credit Agreement as amended by this Amendment. Each such reaffirmed security interest and Lien remains and shall continue to remain in full force and effect and is hereby in all respects ratified and confirmed.

        8.    Further Assurances.    Each of the parties hereto hereby agrees, at the sole cost and expense of the Borrower, to do such further acts and things and to execute, deliver and acknowledge such additional agreements, powers and instruments as any party hereto may reasonably require to carry into effect the purposes of this Amendment.

        9.    Costs and Expenses.    The Borrower hereby agrees to pay all costs and expenses of the Administrative Agent (including attorneys' fees and expenses) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment.

        10.    Governing Law.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CALIFORNIA OR FEDERAL PRINCIPLES OF CONFLICTS OF LAWS.

        11.    Severability.    The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Amendment shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Amendment or of such provision or obligation in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

        12.    Counterparts.    This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Amendment by facsimile transmission shall constitute execution and delivery of this Amendment for all purposes, with the same force and effect as execution and delivery of an originally manually signed copy thereof.

        13.    Headings; Binding Effect.    The headings of the several sections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment. The provisions of this Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

        14.    Consultation with Advisors.    The Borrower acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Amendment. This Amendment shall be construed without regard to any presumption or any rule requiring that it be construed against the party causing this Amendment or any part hereof to be drafted.

        15.    Entire Agreement.    This Amendment sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled, orally or otherwise, except as provided in the Credit Agreement.

[Remainder of page intentionally left blank; signatures on following pages]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:
WILLIS LEASE FINANCE CORPORATION
By:	/s/ THOMAS C. NORD
Name: Thomas C. Nord Title: Senior Vice President

Signature page 1 to
Willis Lease Finance Corporation
Fourth Amendment to Amended and Restated Credit Agreement

AGENTS AND BANKS:
NATIONAL CITY BANK, as Administrative Agent
By:	/s/ CHRISTOS KYTZIDIS
Name: Christos Kytzidis Title: Senior Vice President
NATIONAL CITY BANK
By:	/s/ CHRISTOS KYTZIDIS
Name: Christos Kytzidis Title: Senior Vice President

Signature page 2 to
Willis Lease Finance Corporation
Fourth Amendment to Amended and Restated Credit Agreement

FORTIS BANK (NEDERLAND) N.V., as Structuring Agent and Security Agent
By:	/s/ P.R.G. ZAMAN
Name: P.R.G. Zaman Title:
By:	/s/ P.R.G. ZAMAN
Name: P.R.G. Zaman Title:
FORTIS BANK (NEDERLAND) N.V.
By:	/s/ P.R.G. ZAMAN
Name: P.R.G. Zaman Title:
By:	/s/ P.R.G. ZAMAN
Name: P.R.G. Zaman Title:

Signature page 3 to
Willis Lease Finance Corporation
Fourth Amendment to Amended and Restated Credit Agreement

HSH NORDBANK AG, NEW YORK BRANCH
By:	/s/ JACK CAMPBELL
Name: Jack Campbell Title: Senior Vice President Head of Transportation Americas
By:	/s/ HARI RAGHAVAN
Name: Hari Raghavan Title: Senior Vice President Head of Transportation Americas

Signature page 6 to
Willis Lease Finance Corporation
Fourth Amendment to Amended and Restated Credit Agreement

CITY NATIONAL BANK
By:	/s/ NAN BRUSATI DIAS
Name: Nan Brusati Dias Title: Senior Vice President

Signature page 7 to
Willis Lease Finance Corporation
Fourth Amendment to Amended and Restated Credit Agreement

QuickLinks

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
W I T N E S S E T H